Tulare Holdings, Inc. and Tulare Frozen Foods, LLC Structure

October 4, 2007-Tulare Frozen Foods, LLC Is formed



John R. Rice, III
Joseph F. Ingrassia
50% Membership Interest
50% Membership Interest
Tulare Frozen Foods, LLC(1)

(1) Messrs. Rice and Ingrassia were inadvertently listed as the members of Tulare Frozen Foods, LLC

December 29, 2008-Tulare Holdings, Inc. is incorporated



Tulare Holdings, Inc.
100% Membership Interest
Tulare Frozen Foods, LLC(2)

(2) On December 29, 2008, when the error in naming Messrs Rice and Ingrassia as members of Tulare Frozen Foods, LLC was discovered each of Mr. Rice and Mr. Ingrassia, withdrew as members of Tulare Frozen Foods, LLC and the sole member of Tulare Frozen Foods, LLC became Tulare

Holdings, Inc

Tulare Holdings, Inc. and Tulare Frozen Foods, LLC Structure

December 29, 2008-Tulare Holdings, Inc. is incorporated


Capstone Special Purpose Fund, LP
Hammond Investments Ltd.
25%
75%
Tulare Holdings, Inc.(3)
Tulare Frozen Foods, LLC

(3) Concurrently, on December 29, 2008, Tulare Holdings, Inc. sold 37.5 shares representing 25% of the issued and outstanding shares of Tulare Holdings, Inc. to Capstone Special Purpose Fund, LP, a Delaware limited partnership, and 112.5 shares representing 75% of the issued and outstanding shares of Tulare Holdings, Inc. to Hammond Investments, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, at a per share price of $1.00, or an aggregate purchase price of $150.00.

January 5, 2010 – James E. Fikkert becomes sole shareholder of Tulare Holdings, Inc.


James E. Fikkert (4)
100%
Tulare Holdings, Inc.
Tulare Frozen Foods, LLC

(4) On January 5, 2010, Tulare Holdings, Inc. repurchased all of its outstanding stock from Capstone Special Purpose Fund, LP and Hammond Investments, Ltd. for an aggregate purchase price of $150.00 and concurrently sold 10 shares of common stock to James E. Fikkert for the nominal consideration of $10.00. As a result, James E. Fikkert became the sole shareholder of Tulare Holdings, Inc.

Tulare Holdings, Inc. and Tulare Frozen Foods, LLC Structure

July 30, 2010- Tulare Holdings, Inc. completed a share exchange transaction with Amincor pursuant to which Amincor acquired all 10 of the issued and outstanding shares of Tulare Holdings, Inc. held by Fikkert and exchanged those shares for 1,600 Class A Common shares of Amincor. As a result of this transaction, Tulare Holdings, Inc. became a wholly owned subsidiary of Amincor



Amincor, Inc.
Share Exchange
James E. Fikkert
100%
Tulare Holdings, Inc.
Tulare Frozen Foods, LLC

FINAL STRUCTURE AS OF FORM 10 FILING ON AUGUST 4, 2010



Amincor, Inc.
100%
Tulare Holdings, Inc.
100%
Tulare Frozen Foods, LLC